UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2012 (July 15, 2012)

Grant Hartford Corporation

(Exact name of registrant as specified in its charter)

Montana	333-155507	20-8690366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Connery Way Missoula, MT	59808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 549-4148

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5   - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On July 5, 2012, the Board of Directors of Grant Hartford Corporation (the "Company") elected Aaron Charlton and BJ Ambrose to serve as Directors of the Company, effective July 15, 2012 and continuing until the next annual meeting of the shareholders of the Company, or until successors are elected and qualified. Mr. Charlton and Mr. Ambrose will continue to receive their compensation arrangements with no changes as they have been reported in the Company's Annual Report 10-K filed on April 17, 2012.

     It is initially anticipated that Mr. Charlton and Mr. Ambrose will not participate as members on any of the committees of the Board of Directors. There is no arrangement or understanding pursuant to which Mr. Charlton or Mr. Ambrose was appointed as a member of the Board. Neither Mr. Charlton nor Mr. Ambrose has any family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

     Mr. Aaron Charlton, 59, informally began his service with our company as Senior Consultant, in May 2007 and subsequently entered into a formal Employment Agreement for that position on June 1, 2007. Mr. Charlton's position as Senior Consultant has been expanded to include his assistance in contract negotiation between the Company and various consultants which are required to complete the continuing definition drill program and his management expertise in managing the Company's mining operations and any subsequent mill production. Mr. Charlton is a majority owner of Commonwealth, which owns or options the claims to the Garnet Mineral Property. The Board of Directors also elected Mr. Charlton to the position of Executive Chairman of the Board of Directors.

     Mr. BJ Ambrose, 38, has been Vice President of Corporate Finance of the Company since March 1, 2009. Since August 1999, Mr. Ambrose has owned and operated Ambrose Carpet Cleaning and Flooring, in Denver, Colorado. Mr. Ambrose worked as a registered broker for Merrill Lynch from 1995 to 2000 and held a Series 7 brokers license and a Colorado State Series 63 license. Mr. Ambrose received a Bachelors of Science in Finance from Colorado State University in 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANT HARTFORD CORPORATION

Dated: July 19, 2012	By:	/s/Eric Sauve
	Name:	Eric Sauve
	Title:	Chief Executive Officer/Chief Financial Officer/Director

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